January 23, 2004

U.S. Securities & Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Sovereign Chief Ventures Ltd. - Form 20-F

Dear Sir/ Madame:

As Canadian Chartered Accountants, we hereby consent to the inclusion or  incorporation by reference in this Form 20-F dated January 14, 2004 our report dated May 8, 2003 to the Shareholders of Sovereign Chief Ventures Ltd. for the years ended December  31, 2002 and 2001.

Yours truly,

/s/ Bedford Curry & Co.

Bedford Curry & Co.

Chartered Accountants